        Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date:	August 25, 2008

Contact:	Ms. Judith Barber
Corporate Secretary

BANK OF SMITHTOWN
OPENS GARDEN CITY BRANCH

Bank’s 18th Branch

Three More Branches
To Open This Year

Six Branches
Planned For 2009

Smithtown, NY, August 25, 2008 - Bank of Smithtown (a subsidiary of Smithtown Bancorp, NASDAQ, SMTB) has opened its newest branch in Garden City, New York. It is the Bank’s 18th branch, and the third branch the Bank has opened on Long Island this year.

The Bank’s Chairman, President & CEO, Brad Rock, commented: “Garden City is an affluent area with many successful businesses, professional practices and high net worth individuals. We are very happy to be entering this market now at a very desirable location on 7th Street.” Nassau County is the second wealthiest county in New York State with a population of more than 1.3 million people with a median income of $95,477. This is the Bank’s third branch in Nassau County. The Bank opened a branch in Greenvale this past April and opened its Port Washington branch during 2005.

The Bank’s new branches have been very successful. In the Greenvale branch that opened in April and the Nesconset branch that opened in June, the Bank has already collected more than $77 million in deposits so far this year. Mr. Rock commented: “These new branches help us fund the strong loan growth opportunities we have been experiencing as a result of some of the changes in the competitive environment.” The Bank has average deposit growth and loan growth of more than 20% per year for the last 10 years.

Bank of Smithtown presently plans to open three more new branches this year. The Bank’s Huntington branch and first Manhattan branch should open within the next two months. The Port Jefferson branch is presently expected to open near the end of the year.

The Bank also plans to open six new branches in 2009. Branch projects in East Setauket, Deer Park, St. James and Brentwood, as well as two additional branch projects in Manhattan, are currently in various stages of development. The Bank is also involved in negotiations for sites in Nassau, Suffolk, Brooklyn and Manhattan. If those negotiations are successfully concluded, most of those branches would open in 2010.

Founded in 1910, Bank of Smithtown is nearing its 100th anniversary as a community bank. The stock of its parent holding company, Smithtown Bancorp, is traded on the NASDAQ Global Market under the symbol “SMTB”. In a recent issue of U.S. Banker magazine, the Company was rated the sixth best “mid-size” bank in the United States, and the 13th best bank of any size. There are approximately 8,300 banks in the United States. Smithtown Bancorp has often been ranked among the top banks in the country, including having been rated #1 by U.S. Banker and other rating services. At various times in the past, the Company’s stock has also been rated by Investors Business Daily and USA Today as one of the top stocks in the nation.

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Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically indentified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.